Exhibit 10.64

KOPPERS HOLDINGS INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Koppers Holdings Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:

Number of Option Shares:

Expiration Date:

Type of Option:                           Incentive Stock Option

                                                      Non-Statutory Stock Option

Exercise Schedule: The Option shall become exercisable for all of the Option Shares upon Optionee’s completion of a consecutive three (3)-year period of Service measured from the Vesting Commencement Date. However, one or more Option Shares may be subject to accelerated vesting in accordance with Section 6 of the Stock Option Agreement. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Koppers Holdings Inc. Amended and Restated 2005 Long Term Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause, unless such rights have otherwise been limited pursuant to a separate agreement between the Corporation (or any Parent or Subsidiary) and the Participant.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:

KOPPERS HOLDINGS INC.

By:
Title:

Address:

ATTACHMENTS

Exhibit A - Stock Option Agreement

Exhibit B - Plan Prospectus

2

KOPPERS HOLDINGS INC.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 11.

3. Limited Transferability.

(a) This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b) If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more of the Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 11.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Except as otherwise provided in subparagraphs (b), (c), (d), (e) and (h) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a ninety (90)-day period measured from the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) Should Optionee cease to remain in Service due to Optionee’s voluntary resignation while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a thirty (30)-day period measured from the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(c) Should Optionee die while this option is outstanding, then this option may be exercised by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3, as the case may be. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(d) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(e) Should Optionee cease Service by reason of Retirement while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a three (3)-year period measured from the date of Optionee’s Retirement during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(f) The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the extension of this option beyond the Expiration Date.

(g) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee’s cessation of Service, vested and exercisable pursuant to the Exercise Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6. This option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Exercise Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6, following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with the Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(h) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6. Special Acceleration of Option.

(a) Should the Optionee’s Service terminate by reason of his or her Retirement, death or Permanent Disability, then the Optionee shall immediately vest in the additional number of Option Shares (if any) in which the Optionee would have been vested at the time of such termination had the Option Shares vested in a series of thirty-six (36) successive equal monthly installments over the duration of the Exercise Schedule.

(b) This option, to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis, if and to the extent: (i) this option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Exercise Schedule for those Option Shares as set forth in the Grant Notice.

(c) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the Successor Corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(d) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to this option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.

(e) In the event the Optionee’s Service is involuntarily terminated for reasons other than Misconduct within twenty-four (24) months following a Change in Control transaction which does not result in the accelerated vesting of this option pursuant to the provisions of subparagraph (b) of this Paragraph 6, then the option (as assumed or continued in effect) shall automatically vest in full on an accelerated basis so that such option shall immediately become exercisable for all the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares.

(f) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock by reason of a spin-off transaction or extraordinary distribution, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby prevent the dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation;

(B) shares of Common Stock valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the option) for any required period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes; or

(C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates (which may be in electronic form) for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate (which may be in electronic form) for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use commercially reasonable efforts to obtain all such approvals.

11. Additional Conditions.

(a) The Corporation may cancel this option, and the Optionee shall thereupon cease to have any further right to acquire any shares of Common Stock under such cancelled option, at any time the Optionee is not in compliance with this Agreement, the Plan and the following conditions:

(i) Participant shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Plan Administrator or, if delegated by the Plan Administrator to the Chief Executive Officer, in the judgment of such officer, is or becomes competitive with the Corporation or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Corporation or any Affiliate. Such judgment shall be based on Participant’s positions and responsibilities while employed by the Corporation or an Affiliate, Participant’s post-Service responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation or an Affiliate and the other organization or business, the effect on customers, suppliers and competitors of Participant’s assuming the post-Service position and such other considerations as are deemed relevant given the applicable facts and circumstances. Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to Participant or a greater than one percent (1%) equity interest in the organization or business.

(ii) Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any secret or confidential information, knowledge or data, relating to the business of the Corporation or an Affiliate in violation of his or her agreement with the Corporation or the Affiliate.

(iii) Participant shall disclose promptly and assign to the Corporation or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by Participant during employment by the Corporation or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Corporation or the Affiliate and shall do anything reasonably necessary to enable the Corporation or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(iv) Participant shall not in any way, directly or indirectly (a) induce or attempt to induce any employee of the Corporation to quit employment with the Corporation; (b) otherwise interfere with or disrupt the Corporation’s relationship with its employees; (c) solicit, entice, or hire away any employee of the Corporation; or (d) hire or engage any employee of the Corporation or any former employee of the Corporation whose employment with the Corporation ceased less than one (1) year before the date of such hiring or engagement.

(v) Participant will not divert or attempt to divert from the Corporation any business the Corporation had enjoyed or solicited from its customers during the two (2) years prior to the diversion or attempted diversion of such business.

(b) Notwithstanding any other provision of the Plan or this Agreement, the Plan Administrator in its sole discretion may cancel this option at any time prior to the exercise thereof, if the employment of the Optionee shall be terminated, other than by reason of death, unless the conditions in this Section 11 are met.

(c) Failure to comply with the conditions of this Section 11 prior to, or during the six months after, any exercise of this option shall cause the exercise to be rescinded. The Corporation shall notify the Optionee in writing of any such rescission within two (2) years after such exercise and within ten (10) days after receiving such notice, the Optionee shall pay to the Corporation the amount of any gain realized or payment received as a result of the exercise rescinded. Such payment shall be made either in cash or by returning to the Corporation the number of shares that the Optionee received in connection with the rescinded exercise.

(d) Upon exercise of this option, the Plan Administrator may require the Optionee to certify on a form acceptable to the Plan Administrator, that the Optionee is in compliance with the terms and conditions of the Plan and this Agreement.

(e) This option, and the right to receive and retain any Option Shares or cash payments covered by this option, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Corporation in effect on the Grant Date or that may be established thereafter, including any modification or amendment thereto.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

13. Notices. Any notice required to be given or delivered to the Secretary of the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate office at 436 Seventh Avenue, Pittsburgh, PA 15219. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to Pennsylvania’s conflict-of-laws rules.

16. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan. In no event shall the Option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.

17. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year, on the basis of the chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Affiliate means any entity that, directly or through one or more intermediaries, is controlled by the Corporation, and any entity in which the Corporation has a significant equity interest as determined by the Plan Administrator.

B. Agreement shall mean this Stock Option Agreement.

C. Board shall mean the Corporation’s Board of Directors.

D. Change in Control of the Corporation shall have occurred in the event that:

(i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the 1934 Act, other than the Corporation, a majority-owned subsidiary of the Corporation or an employee benefit plan of the Corporation or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of fifty percent (50%) or more of the then outstanding voting stock of the Corporation;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new Board member whose election by the Corporation’s Board or whose nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board members then in office;

(iii) all or substantially all of the business of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the Corporation’s stockholders immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company);

(iv) the closing of the sale of all or substantially all of the assets of the Corporation or a liquidation or dissolution of the Corporation; or

(v) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean shares of the Corporation’s common stock.

G. Corporation shall mean Koppers Holdings Inc., a Pennsylvania corporation, and any successor corporation to all or substantially all of the assets or voting stock of Koppers Holdings Inc. which shall by appropriate action adopt the Plan.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J. Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

K. Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

L. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq Global Market on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N. Family Member shall mean any of the following members of the Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

O. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

P. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

Q. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T. Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.

U. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

V. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

W. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

Y. Plan shall mean the Corporation’s Amended and Restated 2005 Long Term Incentive Plan.

Z. Plan Administrator shall mean the committee(s) designated by the Board to administer the Plan.

AA. Retirement shall mean the Participant’s voluntary termination from Service (i) on or after his attainment of age sixty five (65), (ii) on or after his attainment of age sixty (60) with at least twenty-five (25) years of service, or (iii) on or after his attainment of age 55 with at least ten (10) years of service, or involuntary termination from Service with at least thirty (30) years of service other than in connection with a termination for Misconduct. “Years of service” means the Participant’s total number of years of “accumulated service” as such term is defined with respect to salaried employees under the Retirement Plan for Koppers Inc. (regardless of whether the Participant is eligible to receive a benefit under such plan).

BB. Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. However, the Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the option may be exercised as an Incentive Stock Option under the federal tax laws (if the option is designated as such in the Grant Notice), the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Optionee is provided, either by statute or by written contract, with the right to return to Service following such leave. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

CC. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.

DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PROSPECTUS

Koppers Holdings Inc.

2005 Long Term Incentive Plan

As amended and restated effective October 27, 2011

Common Stock, par value $.01 per share

This prospectus describes stock options, stock appreciation rights, restricted stock, restricted stock units, performance bonuses and other performance awards which may be granted under the 2005 Long Term Incentive Plan of Koppers Holdings Inc., as amended and restated effective March 16, 2010. Koppers Holdings Inc. may be referred to herein as “Koppers Holdings” or the “ Company.”

Up to 2,089,447 shares of Koppers Holdings’ common stock may be issued under the Plan, subject to adjustment in certain events. Of the total, 1,193,970 shares may be issued in connection with any grant of incentive stock options under the Plan. As of October 27, 2011, 999,702 shares of common stock remain available for issuance under the Plan.

The common stock issuable under the Plan will be made available either from authorized but unissued shares of common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

Keep this prospectus for future reference.

This document is part of a prospectus covering shares of Koppers Holdings’ common stock that have been registered under the Securities Act of 1933.

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the Plan. We have not authorized anyone to provide you with any additional or different information.

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, PA 15219

(412) 227-2001

October 27, 2011

2005 LONG TERM INCENTIVE PLAN

The following is a summary of the Plan. The summary does not purport to be complete and is subject in all respects to the provisions of the Plan. You can obtain a copy of the Plan from the Secretary of Koppers Holdings at the address set forth on the cover page of this prospectus.

You also should refer to your stock option agreement or other award agreement, and any amendments to your agreement, for information as to any additional terms, conditions or restrictions which may be applicable to your stock option or other Plan award.

General

The Plan originally was adopted by Koppers Holdings’ Board of Directors and approved by its shareholders on December 7, 2005. The Plan was amended and restated by Koppers Holdings’ Board of Directors effective March 16, 2010, and approved by its shareholders on May 5, 2010.

The purposes of the Plan are to provide selected individuals in the service of Koppers Holdings, its subsidiaries, and selected affiliates with the opportunity to acquire a proprietary interest in its growth and performance, to generate an increased incentive to contribute to its future success, and to enhance its ability to attract and retain qualified individuals.

Individuals eligible to participate in the Plan include officers and employees, non-employee Board members and consultants in the service of Koppers Holdings or its subsidiaries or selected affiliates. However, an employee who is a member of a collective bargaining unit will not be eligible to receive an award under the Plan, unless the collective bargaining agreement covering that employee provides for his or her participation in the Plan.

The net number of shares of common stock which may be issued and for which stock options and other awards may be made under the Plan is limited to 2,089,447 shares, subject to adjustment and substitution in certain events. Of the total, 1,193,970 shares may be issued in connection with any grant of incentive stock options under the Plan.

For stock option and stock appreciation right awards, the maximum number of shares which may be made available to any one participant during any calendar year is 300,000 shares in the aggregate; provided, however, that for the calendar year in which a person first commences employment with the Company or its subsidiary or affiliate, this limitation shall be increased to 500,000 shares.

For a performance award denominated in terms of shares (whether payable in shares, cash, or a combination of both) or restricted stock award or restricted stock unit award that vests based on performance, the maximum number of shares for which such award may be made to a participant is 150,000 for each 12-month period included within the applicable performance period or performance cycle for that award, with any such performance cycle limited to a maximum duration of 60 months and with pro-ration based on the foregoing for any period of less than 12 months included within the applicable performance period or performance cycle.

For an award denominated in terms of cash dollars (whether payable in cash, shares, or a combination of both), the maximum dollar amount for which an award may be made to a participant is $2,500,000 for each 12-month period included within the applicable performance period or performance cycle for that award, with any such performance cycle limited to a maximum duration of 60 months and with pro-ration based on the foregoing for any period of less than 12 months included within the applicable performance period or performance cycle.

No awards may be granted under the Plan after March 15, 2020.

Administration

Except as set forth in the next paragraph, the Plan is required to be administered by a committee appointed by the Board of Directors and consisting of not less than two members of the Board who are (i) “non-employee” directors as such term is used under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “outside directors” within the meaning of that term under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) “independent” directors under the rules of the Stock Exchange serving as the primary market for the Company’s common stock. The Board of Directors has appointed the Management Development and Compensation Committee to serve as the “committee” described above.

With respect to awards made to Plan participants who are not officers or Board members subject to the short-swing trading restrictions of Section 16 of the Exchange Act (“Section 16 Insiders”), a “secondary committee” appointed by the Board may administer the Plan. As used herein, the term “Committee” means the Management Development and Compensation Committee as it relates to administration with respect to awards to Section 16 Insiders, and the secondary committee, if one is appointed, as it relates to administration with respect to awards to non-Section 16 Insiders (if none is appointed, it means the Management Development and Compensation Committee for all awards). The Committee has the power to interpret the Plan and to prescribe rules and guidelines in connection with the operation of the Plan.

The Committee has full authority, in its discretion, to grant awards under the Plan to eligible participants and to determine the participants to whom awards will be granted and the number of shares to be covered by each award.

The Committee may grant the following types of awards:

•	stock options,

•	stock appreciation rights,

•	restricted stock,

•	restricted stock units,

•	performance bonuses, and

•	long-term performance awards.

Each of these types of awards is described below.

The grant of all awards will be confirmed by an agreement between Koppers Holdings and the awardee. Before executing an award agreement, the awardee shall receive a copy of the Plan.

Stock Options

Types of Stock Options. The Committee may grant either “incentive stock options” or “nonstatutory stock options”, except that incentive stock options may only be granted to employees. Non-employee directors and consultants may be granted nonstatutory stock options. Incentive stock options are stock options which qualify for special federal income tax treatment under Section 422 of the Code. Nonstatutory stock options are stock options which do not qualify under Section 422 of the Code. The federal income tax consequences of both types of options are described below under “Federal Income Tax Consequences.”

Option Price. The option price for each stock option is determined by the Committee at the time a stock option is granted and is set forth in the applicable stock option agreement. The option price may not be less than 100% of the fair market value of the common stock on the date the stock option is granted, except in connection with the assumption or substitution of awards in accordance with Section 424(a) of the Code.

Fair Market Value. If the common stock is at the time listed on any national securities exchange, then the fair market value will be the closing selling price per share at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the exchange serving as the primary market for the common stock, as such price is officially quoted by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or on the composite tape of transactions on any other primary exchange. If there is no closing selling price for the common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists. The Plan contains alternative provisions for determining the fair market value of common stock if it cannot be determined pursuant to foregoing valuation procedures.

General Option Terms. At the time a stock option is granted, the Committee determines the date or dates (and/or the event or events) upon which the stock option will become exercisable and the date on which the maximum option term will expire. These dates (or events) are set forth in your stock option agreement. No stock option may be exercised more than ten years after its date of grant. The Committee will also determine the provisions governing whether, and the extent to which, a stock option may be exercised following termination of employment or service, which provisions will be included in your stock option agreement.

Transferability. An incentive stock option is transferable by an optionee only by will or by the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee. Nonstatutory stock options may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of the optionee or one or more immediate family members, if permitted in the applicable stock option agreement.

Other Terms and Conditions. Subject to the foregoing and the other provisions of the Plan, a stock option granted under the Plan is exercisable at such times and in such amounts and is subject to such other terms, conditions and restrictions, if any, as are determined, in its discretion, by the Committee and set forth in the stock option agreement.

Exercise of Stock Options

A stock option is exercised by delivering to Koppers Holdings the completed exercise forms prescribed by the Committee and payment of the option price. You can obtain copies of the required exercise forms from the Secretary of Koppers Holdings, at the address set forth on the cover page of the prospectus.

The option price of the shares to be purchased is payable in full at the time of exercise. You should consult your stock option agreement as to the methods of payment available for your particular stock option. Generally, you may pay the option price either in cash or by tendering to Koppers Holdings already-owned shares of common stock of Koppers Holdings having a fair market value on the date of exercise equal to the option price to be paid, or by any combination of cash and such fair market value of common stock. Any portion of the option price representing a fraction of a share must be paid in cash, and no shares of already-owned common stock which have been held for less than six months may be delivered in payment of the option price.

Cashless exercises are also permitted to the extent your option is exercised for vested shares of common stock. To use this procedure, you must provide irrevocable instructions to a brokerage firm (reasonably acceptable to the Company for purposes of effecting such procedure in compliance with applicable pre-notification policies) to effect the immediate sale of the vested shares of common stock purchased under your option and to pay over to the company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, you must also direct the Company to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale. The Committee may provide in an applicable award agreement that a vested option that has an exercise price per share less than the fair market value of each share subject to such vested option will be exercised automatically, by use of this sale and remittance procedure, on the last day of the option term.

Holders of incentive stock options should be aware that, generally, any sale of the shares received upon exercise of an incentive stock option within two years of the date of grant of the option or one year of the date of exercise will constitute a “disqualifying disposition” resulting in loss of favorable Federal income tax treatment. See “Federal Income Tax Consequences”, below. Exercise of an incentive stock option through a broker or other agent-sponsored program which finances the exercise through sale of the option shares would result in a “disqualifying disposition” of the shares sold.

Stock Appreciation Rights

Two types of stock appreciation rights may be granted under the Plan, tandem stock appreciation rights and stand-alone stock appreciation rights.

Tandem Stock Appreciation Rights. A tandem stock appreciation right is a right attached to a stock option grant that allows the holder to elect between the exercise of the option for shares of common stock or the surrender of that option for an appreciation distribution from Koppers Holdings equal to the excess of (i) the fair market value of the vested shares subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. The exercise of a tandem stock appreciation right must be approved by the Committee. If so approved, the resulting distribution may be made in cash or in shares of common stock valued at fair market value on the exercise date, as the Committee deems appropriate.

If the Committee disapproves the exercise of the tandem stock appreciation right, the optionee will retain whatever rights existed under the surrendered option (or surrendered portion) and may exercise those rights at any time before the later of (i) five (5) business days following notification of such disapproval or (ii) the last day on which the option is otherwise exercisable in accordance with its terms, but in no event later than the expiration date of the maximum option term.

Stand-alone Stock Appreciation Rights. A stand-alone stock appreciation right relates to a specified number of shares of common stock and will upon exercise entitle the holder to receive a distribution from Koppers Holdings in an amount equal to the excess of (i) the fair market value (on the exercise date) of the shares of common stock as to which the right is exercised over (ii) the aggregate base price in effect for those shares. The base price may not be less than the fair market value per share of the common stock on the grant date. Upon exercise of the stand-alone stock appreciation right, the resulting distribution may be made in cash or shares of common stock valued at fair market value on the exercise date, as the Committee deems appropriate. The Committee may provide in an applicable award agreement that a stand-alone stock appreciation right that has a base price per share less than the fair market value of each share subject to such vested right will be exercised automatically on the last day of the award term.

Restricted Stock

The Committee may award restricted stock to participants. Restricted stock is subject to such restrictions as the Committee may determine (which may include restrictions on the right of the awardee to sell, assign, transfer or encumber the shares while subject to restriction) and are subject to forfeiture if certain events specified by the Committee (which may, in the discretion of the Committee, include performance-based events) occur prior to the lapse of the restrictions. The restricted stock agreement between Koppers Holdings and the awardee will set forth the number of shares of restricted stock awarded, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted stock and such other terms and conditions as the Committee in its discretion deems appropriate. If vesting is based solely on continued service, the term of the restrictions may not be less than three years.

Restricted Stock Units

The Committee may award restricted stock units to participants. Each restricted stock unit represents the right to receive one share of common stock at a designated date following the vesting of that unit. Vesting may be tied to the attainment of pre-established performance milestones or the completion of specified service requirements. Restricted stock units may be transferred or assigned, except in accordance with the awardee’s will or the laws of inheritance following his or her death. and are subject to forfeiture if the event the applicable vesting requirements are not met (which may, in the discretion of the Committee, include performance-based vesting events). The restricted stock unit award between Koppers Holdings and the awardee will set forth the number of restricted stock units awarded, the vesting schedule for those units, the date or dates on which the shares of common stock underlying the vested units will be issued and such other terms and conditions as the Committee in its discretion deems appropriate. If vesting is based solely on continued service, the term of the restrictions may not be less than three years.

Performance Bonuses and Long-Term Performance Awards

The Committee may grant performance bonuses and long-term performance awards (together, “performance awards”) to participants. A performance bonus is an award denominated in cash or shares and that is paid solely on account of the attainment of one or more specified performance targets in relation to one or more of the performance measures set forth in the Plan. A long-term performance award may be structured as an award of restricted stock, restricted stock units or performance units with vesting tied to the attainment of pre-established performance milestones and the completion of specified service requirements. The award agreement between Koppers Holdings and the awardee covering the performance bonus or long-term performance award will set forth the relevant performance measures, the target and maximum award amounts or number of shares or units, any restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the award and such other terms and conditions as the Committee in its discretion deems appropriate.

Performance bonuses and performance units will be paid in cash or shares, as determined by the Committee; performance-based restricted stock units and restricted stock will be paid in shares. Performance bonuses will be paid as specified in the relevant award agreement and, in any event, no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the company’s fiscal year) in which such performance bonuses are no longer subject to a substantial risk of forfeiture, except to the extent that a participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement that complies with the applicable requirements of Section 409A of the Code, in which case the terms of such arrangement shall govern. Performance units, performance-based restricted stock units and restricted stock will be paid as specified in the relevant award agreement.

Additional Rights upon Change in Control

Change in Control. The Plan provides for certain additional rights upon the occurrence of one of the following events (“Change in Control Events”):

(1)	a person or group (other than Koppers Holdings, a majority-owned subsidiary or any employee benefit plan(s) sponsored by Koppers Holdings or a subsidiary) has acquired beneficial ownership of securities representing 50% or more of Koppers Holdings’ voting power,

(2)	there is a change in the majority of the board of directors over a consecutive two-year period as a result of one or more contested elections for Board membership (but excluding any Board member whose election was approved in connection with an actual or threatened proxy contest or threatened solicitation of proxies),

(3)	all or substantially all of the business of Koppers Holdings is disposed through a merger, consolidation, or other transaction in which Koppers Holdings is not the surviving corporation, or in which Koppers Holdings combines with another company and is the surviving corporation, as a result of which Koppers Holdings’ shareholders immediately prior to the transaction will not hold a majority of the voting power of the entities that succeed to the business or the combined company,

(4)	the acquisition by a person or group of securities representing more than 20% of Koppers Holdings’ voting power through a hostile tender offer, or

(5)	there is a shareholder-approved sale of all or substantially all of Koppers Holdings’ assets.

The general consequences of a Change in Control Event on an outstanding award under the Plan may be summarized as follows:

Stock Options and Stock Appreciation Rights. In the event of a Change in Control Event, all options and stock appreciation rights outstanding under the Plan will automatically accelerate so that each such grant will, immediately prior to the effective date of the Change in Control Event, become exercisable as to all the shares of common stock at the time subject to that option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares. However, the outstanding options and stock appreciation rights will not become exercisable on such an accelerated basis if and to the extent: (i) the option or stock appreciation right is assumed by the successor corporation or otherwise continued in effect pursuant to the terms of the Change in Control Event or (ii) the acceleration of the option or stock appreciation right is subject to other limitations imposed by the Committee in the agreement evidencing the award.

Any incentive stock options accelerated upon the Change in Control Event will remain exercisable as incentive stock options under the federal tax laws only to the extent the applicable $100,000 limitation applicable to incentive stock options contained in the Internal Revenue Code is not exceeded. If such limitation is exceeded, the option will be exercisable for the excess number of shares as nonstatutory stock option shares.

Restricted Stock. In the event of a Change in Control Event, all unvested shares of common stock you hold will immediately vest in full, unless the Company’s repurchase rights with respect to those shares are assigned to the acquiring company or are otherwise to continue in effect. In the event of such assignment or continuation of the repurchase rights, no vesting acceleration will occur, and your shares will continue to vest, in accordance with the normal vesting schedule in effect for those shares, during your period of service with Koppers Holdings or the acquiring entity after the change in control.

Restricted Stock Units and Performance Awards. Each of your outstanding restricted stock units and performance awards may be assumed by the successor entity or otherwise continued in full force and effect. In such event, your restricted stock units and any performance awards denominated in shares will be adjusted immediately after the consummation of the Change in Control Event so as to apply to the number and class of securities into which the shares of common stock subject to your units or performance awards immediately prior to the Change in Control Event would have been converted in consummation of that Change in Control Event had those shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding common stock receive cash consideration for their common stock in consummation of the Change in Control Event, the successor corporation (or its parent company) may, in connection with the assumption or continuation of the outstanding restricted stock units or performance awards denominated in shares, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of common stock in the Change in Control Event, provided such common stock is readily tradable on an established U.S. securities exchange or market.

If your restricted stock units or performance awards are not so assumed or otherwise continued in effect, then those units will vest immediately prior to the closing of the Change in Control Event. Cash units will be paid immediately and shares subject to vested units will be issued immediately or will otherwise be converted into the right to receive the same consideration per share of common stock payable to the other stockholders of Koppers Holdings in consummation of that Change in Control Event, subject in each instance to collection by Koppers Holdings of the applicable withholding taxes.

To the extent an assumed award is subject to performance vesting upon the attainment of one or more specified performance measures or other performance goals, then upon the assumption, continuation, or replacement of that award, the performance vesting condition shall automatically be cancelled and such award shall be converted into a service-only vesting award that will vest upon completion of a service period ending with the portion of the performance period (and any subsequent vesting component that was originally part of the award) remaining at the time of the Change in Control Event.

Special Acceleration Provisions. Some awards may contain a special acceleration feature pursuant to which the award may become vested on an accelerated basis upon a Change in Control Event, whether or not those awards are assumed or otherwise continued in effect, or upon the subsequent termination of the awardee’s service under certain defined circumstances. You should review the agreement evidencing your award under the Plan to determine whether your award contains such a special acceleration feature or other special features in connection with a Change in Control Event.

Withholding of Taxes

Koppers Holdings may be required to withhold income or employment taxes from employees in connection with the exercise of a stock option or stock appreciation right, at the time restricted stock is granted or vested or at the time shares of common stock become issuable under vested restricted stock units or performance awards. The employee is required to make arrangements satisfactory to Koppers Holdings, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with the Plan.

Miscellaneous

The Plan contains provisions for proportionate adjustment in the option price of outstanding stock options, the exercise price of outstanding stock appreciation rights, and the number of shares subject to each outstanding award in certain events, including stock dividends or splits and similar events. The Plan also contains provisions for the substitution of other securities, property or cash for shares of common stock in the event of a reorganization, recapitalization, merger or similar event.

Koppers Holdings’ Board of Directors may amend or terminate the Plan at any time, except that no amendment may be made without the approval of Koppers Holdings’ shareholders if shareholder approval of the amendment is at the time required by the rules of any stock exchange on which the common stock is then listed. No amendment or termination of the Plan may adversely affect any outstanding award without the written consent of the holder of the award.

Neither the grant of any award nor anything contained in any award agreement gives any employee, or other participant any right to continue in the employment or service of Koppers

Holdings or any subsidiary or interferes in any way with the rights of Koppers Holdings or an affiliate to terminate the employment of any employee or relationship with a participant at any time or the rights of the shareholders of the Company or the Board to elect and remove non-employee directors.

The Plan is not governed by the Employee Retirement Income Security Act of 1974, and it is not a qualified pension, profit sharing or stock bonus plan within the meaning of Section 401(a) of the Code.

Possible Anti-Takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of stock options, stock appreciation rights and the lapse of restrictions applicable to restricted stock and restricted stock units and the vesting of performance goals upon the occurrence of a Change in Control Event may be considered as having an anti-takeover effect.

Additional Restrictions

The Committee may cancel any unexpired, unpaid or deferred awards if at any time you are not in compliance with all applicable provisions of the award agreement, the Plan and the following additional restrictions:

(i) You will not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee or, if delegated by the Committee to the Chief Executive Officer, in the judgment of such officer, is or becomes competitive with the Company or any affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any affiliate. Such judgment will be based on your positions and responsibilities while employed by the Company or an affiliate, your post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or an affiliate and the other organization or business, the effect on customers, suppliers and competitors of your assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. You will be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to you or a greater than 1% equity interest in the organization or business.

(ii) You will not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any secret or confidential information, knowledge or data, relating to the business of the Company or an affiliate in violation of your agreement with the Company or the affiliate.

(iii) You will disclose promptly and assign to the Company or the affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by you during employment by the Company or the affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or the affiliate and shall do anything reasonably necessary to enable the Company or the affiliate to secure a patent where appropriate in the United States and in foreign countries.

Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any award at any time prior to the exercise thereof, if your employment is terminated, other than by reason of death, unless you comply with the foregoing restrictions.

Failure to comply with those restrictions prior to, or during the six months after, any exercise, payment or delivery pursuant to an award will cause that exercise, payment or delivery to be rescinded. The Company will notify you in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, you must pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment may be made either in cash or by returning to the Company the number of shares that you received in connection with the rescinded exercise, payment or delivery.

Upon exercise, payment or delivery pursuant to an award, the Committee may require you to certify on a form acceptable to the Committee, that you are in compliance with the terms and conditions of the Plan.

Any award granted under the Plan will be subject to any clawback or recoupment policy adopted by the Company, as such policy may be amended from time to time, whether such policy is adopted before or after the award is granted.

RESTRICTIONS ON RESALE

Rule 144

Sales of shares of common stock by persons who are deemed to be “affiliates” of Koppers Holdings, as that term is defined in regulations of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), including shares acquired under the Plan, may only be made pursuant to an appropriate registration statement filed under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. Koppers Holdings has not filed a registration statement covering the resale of any shares by affiliates. However, sales of shares of common stock by affiliates may be made pursuant to Rule 144 under the Securities Act subject to certain limitations provided by Rule 144 concerning, among other things, the volume of securities which may be sold during any three-month period and the manner of sale. A Form 144 may also be required to be filed by an affiliate with the SEC in regard to sales under Rule 144. The one-year holding period under Rule 144 does not apply to shares acquired under the Plan.

Section 16(b)

Section 16(b) of the 1934 Act requires the Company to recover any profit realized by any officer, director or beneficial owner of more than ten percent (10%) of the outstanding common stock (a “Section 16 Insider”) from any purchase and sale, or sale and purchase, of such common stock made within a period of less than six (6) months.

The Securities and Exchange Commission (the “SEC”) has issued a series of rules under Section 16(b) of the 1934 Act which govern the short-swing liability treatment of certain transactions effected by a Section 16 Insider under equity incentive plans such as the Plan. The application of those rules to Plan transactions may be summarized as follows.

Option Grant. The receipt of an option grant will not be treated as a purchase of the underlying option shares for short-swing liability purposes.

Option Exercise. The exercise of a stock option under the Plan will be an exempt transaction and will not be treated as a purchase of the acquired shares for short-swing liability purposes.

Delivery of Shares. The delivery of shares of common stock in payment of the exercise price will be an exempt transaction for short-swing liability purposes.

Stock Appreciation Right Transactions. The grant of a stock appreciation right will not be treated as a purchase of the underlying shares of common stock subject to that grant. The exercise of a stock appreciation right for shares of common stock will not be treated as a purchase of the acquired shares for short-swing liability purposes.

Receipt of Restricted Stock/Restricted Stock Units/Performance Awards. Your receipt of the restricted stock, restricted stock units or performance awards will not be treated as a “purchase” of the underlying shares of common stock for short-swing liability purposes.

Vesting of Restricted Stock/Restricted Stock Units/Performance Awards. The vesting of your restricted stock, restricted stock units or performance awards will not be taken into account for short-swing liability purposes.

Issuance of Vested Shares. The issuance of vested shares pursuant to your restricted stock units or performance awards will not be treated as a purchase of the acquired shares for short-swing liability purposes.

Stock Withholding. The withholding of a portion of the shares of common stock otherwise issuable to the Section 16 Insider by the Company in satisfaction of the withholding taxes incurred in connection with the grant, exercise, vesting or issuance of any award under the Plan or the issuance of the underlying shares of common stock will be an exempt transaction for short-swing liability purposes if such withholding is approved by the Committee, either at the time of such grant, exercise, vesting or issuance or at any earlier time. The delivery of shares of common stock out of the Section 16 Insider’s existing investment portfolio in satisfaction of the applicable tax withholding liability will be an exempt transaction for short-swing liability purposes if approved by the Committee.

Sale of Shares. The sale of any shares acquired under the Plan will be treated as a “sale” for short-swing liability purposes and will be matched with any non-exempt purchases of common stock (e.g. open-market purchases) made within six (6) months before or after the date of such sale.

Reporting Requirements

Each of the following transactions involving the Section 16 Insider must be reported on a Form 4 within two (2) business days following the date on which such transaction occurs:

•	Receipt of an option grant or stock appreciation right

•	Receipt of restricted stock or restricted stock units that vest based on service

•	Exercise of an option grant or stock appreciation right

•	Same day option exercise and sale

•

Acquisition of shares pursuant to vested restricted stock units (but only if those restricted stock units were reported as derivative securities upon their receipt rather than actual shares of common stock)

•	Vesting of performance awards or any restricted stock or restricted stock units that vest based on performance milestones

If the exercise price is paid with shares of common stock, then the disposition of those shares should also be reported on the same Form 4 for the option exercise.

The sale of common stock must be reported on a Form 4 filed within two (2) business days after the date on which the sale is effected (i.e., the trade date).

When shares of common stock acquired upon the exercise of a stock option or stock appreciation right are withheld in satisfaction of applicable withholding taxes, the Section 16 Insider should report the gross number of shares acquired upon the exercise of such option or stock appreciation right (including the withheld shares) on the Form 4 filed for the option or stock appreciation right exercised and should also report the disposition of the withheld shares on that same Form 4. Shares of common stock withheld in satisfaction of the withholding taxes applicable to share issuances pursuant to vested restricted stock units or performance awards or upon the vesting of restricted stock should be reported on a Form 4 as a disposition of those shares.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the awards granted under the Plan. State and local tax treatment, which is not discussed below, may vary from such federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

INCENTIVE STOCK OPTIONS

T1. Will the grant of an incentive stock option result in federal income tax liability to me?

No.

T2. Will the exercise of an incentive stock option result in federal income tax liability to me?

No. You will not recognize taxable income for regular income tax purposes at the time the incentive stock option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price paid for those shares will constitute an adjustment to your income for purposes of the alternative minimum tax (see the “Alternative Minimum Tax” section below).

T3. Can an incentive stock option lose its tax qualified status?

Yes. An option granted as an incentive stock option will be taxed as a nonstatutory option if exercised more than three (3) months after you terminate employee status or more than twelve (12) months after such termination if due to your death or permanent disability. Certain amendments or modifications to an outstanding option may also cause the loss of incentive stock option status, but no such amendment or modification may be made without your consent.

T4. When will I be subject to federal income tax on shares acquired under an incentive stock option?

Generally, you will recognize income in the year in which you make a disposition of the shares purchased under your incentive stock option.

T5. What constitutes a disposition of incentive stock option shares?

A disposition of shares purchased under an incentive stock option will occur in the event you transfer legal title to those shares, whether by sale, exchange or gift, or you deliver such shares in payment of the exercise price of any other incentive stock option you hold. However, a disposition will not occur if you engage in any of the following transactions: a transfer of the shares to your spouse, a transfer into joint ownership with right of survivorship provided you remain one of the joint owners, a pledge of the shares as collateral for a loan, a transfer by bequest or inheritance upon your death or certain tax-free exchanges of the shares permitted under the Code.

T6. How is my federal income tax liability determined when I dispose of my shares?

Your federal income tax liability will depend upon whether you make a qualifying or disqualifying disposition of the shares purchased under your incentive stock option. A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two (2) years after the date the incentive stock option for the shares was granted and more than one (1) year after the date that option was exercised for the particular shares involved in the disposition. A disqualifying disposition is any sale or other disposition made before both of these requirements are satisfied.

T7. What if I make a qualifying disposition?

You will recognize a long-term capital gain equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the exercise price paid for the shares. You will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares. (For the tax rates applicable to capital gain, please see Question T32.)

Example: On July 15, 2007, you are granted an incentive stock option for 1,000 shares with an exercise price of $24.00 per share. On July 15, 2009, you exercise the option for 500 vested shares when the market price is $25.00 per share. The purchased shares are held until January 15, 2011, when you sell them for $26.00 per share.

Because the disposition of the shares is made more than two (2) years after the grant date of the incentive stock option and more than one (1) year after the option was exercised for the shares sold on January 15, 2009, the sale represents a qualifying disposition of such shares, and for federal income tax purposes, there will be a long-term capital gain of $2.00 per share.

T8. What are the normal tax rules for a disqualifying disposition?

Normally, when you make a disqualifying disposition of shares purchased under an incentive stock option, you will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm’s length sale or exchange with an unrelated party in which a loss (if otherwise incurred) would be recognized for tax purposes, the ordinary income will be limited to the amount by which (i) the amount realized upon the disposition of the shares or (ii) their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of your disqualifying disposition income will be reported by the Company on your W-2 wage statement for the year of disposition, and any applicable withholding taxes which arise in connection with the disqualifying disposition will be deducted from your wages or otherwise collected from you.

Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one (1) year following the exercise date of the option. (See Question T32 below for the tax rates applicable to capital gain.)

Example: On July 15, 2007, you are granted an incentive stock option for 1,000 shares with an exercise price of $24.00 per share. On July 15, 2009, you exercise this option for 500 vested shares when the market price is $25.00 per share. The purchased shares are held until March 15, 2010, when you sell them for $26.00 per share.

Because the disposition of the shares is made less than one (1) year after the incentive stock option was exercised for the shares sold on March 15, 2010, the sale represents a disqualifying disposition of the shares, and for federal income tax purposes, the gain upon the sale will be divided into two (2) components:

Ordinary Income: You will recognize ordinary income in the amount of $1.00 per share, the excess of the $25.00 per share market price of the shares on the date the option was exercised over the $24.00 per share exercise price.

Capital Gain: You will also recognize a short-term capital gain of $1.00 per share with respect to each share sold.

In the event the shares purchased under an incentive stock option are sold to an unrelated party in a disqualifying disposition for less than the exercise price paid for those shares and the resulting loss is recognized for tax purposes, then you will not recognize any income but will recognize a capital loss equal to the excess of (i) the exercise price paid for the shares over (ii) the amount realized upon the disposition of those shares. For example, if the shares in the above Example are sold for $22.00 per share in the disqualifying disposition, you would simply recognize a short-term capital loss of $2.00 per share.

T9. What are the federal tax consequences to the Company?

If you make a qualifying disposition of shares acquired upon the exercise of an incentive stock option, then no income tax deduction may be taken by the Company with respect to such shares. Should you make a disqualifying disposition of such shares, then the Company will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the disposition. The deduction will, in general, be allowed to the Company in the taxable year in which the disposition occurs.

T10. What are the consequences of paying the exercise price of an incentive stock option in the form of shares of common stock acquired upon the exercise of an earlier-granted incentive stock option if the delivery of the shares results in a disqualifying disposition?

If the delivery of the shares acquired under an earlier granted incentive stock option results in a disqualifying disposition, then you will be subject to ordinary income taxation on the excess of (i) the fair market value of the delivered shares at the time of their original purchase (or at the time any forfeiture restriction applicable to those shares lapsed) over (ii) the exercise price paid for the delivered shares.

The tax basis and capital gain holding periods for the shares of common stock purchased upon exercise of the incentive stock option will be determined as follows:

(i) To the extent the purchased shares equal in number the delivered shares as to which there is a disqualifying disposition, the basis for the new shares will be equal to the fair market value of the delivered shares at the time they were originally purchased, (or at the time any forfeiture restrictions applicable to those shares lapsed), and the capital gain holding period for those shares will include the period for which the delivered shares were held (measured from their original purchase date or (if later) from the lapse date of any forfeiture restriction applicable to those shares).

(ii) To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured (in general) from the exercise date.

T11. What are the consequences of paying the exercise price of an incentive stock option in the form of shares of common stock (i) acquired under an incentive stock option and held for the requisite holding periods, (ii) acquired under a nonstatutory stock option or (iii) acquired through open-market purchases?

If the exercise price for the incentive stock option is paid with shares of common stock (i) acquired under an incentive stock option and held for the requisite minimum holding periods for a qualifying disposition, (ii) acquired under a nonstatutory stock option or (iii) acquired through open-market purchases, you will not recognize any taxable income (other than as described in the “Alternative Minimum Tax” section below) with respect to the shares of common stock purchased upon exercise of the incentive stock option. To the extent the purchased shares equal in number the shares of common stock delivered in payment of the exercise price, the new shares will have the same basis and holding period for capital gain purposes as the delivered shares. To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured (in general) from the exercise date.

T12. What are the consequences of a subsequent disposition of shares purchased under an incentive stock option with shares of common stock?

If the incentive stock option is exercised with shares of common stock, then those shares purchased under the incentive stock option which have a zero basis will be treated as the first shares sold or otherwise transferred in a disqualifying disposition. Accordingly, upon such a disqualifying disposition, you will recognize ordinary income with respect to the zero basis shares in an amount equal to their fair market value on the date the option was exercised for those shares or, if such shares were subject to any forfeiture restriction, on the date that restriction lapsed. Any additional gain upon such disqualifying disposition will in most instances be taxed as short-term capital gain.

NON-STATUTORY STOCK OPTIONS

T13. Will the grant of a nonstatutory stock option result in Federal income tax liability to me?

No.

T14. Will the exercise of a nonstatutory stock option result in Federal income tax liability to me?

Normally, you will recognize ordinary income in the year in which the nonstatutory stock option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by the Company on your W-2 wage statement for the year of exercise (or on a Form 1099 if you are not an employee), and you will be required to satisfy the tax withholding requirements applicable to this income.

T15. Will I recognize additional income when I sell shares acquired under a nonstatutory stock option?

Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the disposition. (Please see Question T28 below for the tax rates applicable to capital gain.) The holding period normally starts at the time the nonstatutory stock option is exercised.

T16. What are the consequences of paying the exercise price of a nonstatutory stock option in the form of shares of common stock previously acquired upon the exercise of employee options or through open-market purchases?

You will not recognize any taxable income to the extent the shares of common stock received upon the exercise of the nonstatutory stock option equal in number the shares of common stock delivered in payment of the exercise price. For Federal income tax purposes, these newly-acquired shares will have the same basis and capital gain holding period as the delivered shares. To the extent the delivered shares were acquired under an incentive stock option, the new shares received upon the exercise of the nonstatutory stock option will continue to be subject to taxation as incentive stock option shares in accordance with the incentive stock option principles discussed above.

The additional shares of common stock received upon the exercise of the nonstatutory stock option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value and a capital gain holding period measured (in general) from the exercise date.

T17. What are the Federal tax consequences to the Company?

The Company will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of the nonstatutory stock option. The deduction will, in general, be allowed for the taxable year of the Company in which you recognize such ordinary income.

STOCK APPRECIATION RIGHTS

T18. Will the exercise of a stock appreciation right result in Federal income tax liability to me?

Yes. Upon the exercise of a stock appreciation right for a distribution from the Company, you will, in general, recognize ordinary income in an amount equal to that distribution.

T19. What are the Federal tax consequences to the Company?

The Company will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the appreciation distribution. The deduction will, in general, be allowed for the taxable year of the Company in which you recognize such ordinary income.

STOCK ISSUANCES/RESTRICTED STOCK

T20. Will the issuance of vested shares result in federal income tax liability to me?

Yes. Upon the issuance of vested shares, you will recognize ordinary income in an amount equal to the excess of (1) the then fair market value of the issued shares over (2) the purchase price (if any) paid for such shares.

T21. Will the issuance of unvested shares result in federal income tax liability to me?

If you are issued unvested shares of common stock subject to the Company’s right to repurchase those shares upon your cessation of service, or subject to other substantial risk of forfeiture, and you do not make a Section 83(b) election at the time of such issuance, then you will not recognize any taxable income with respect to those unvested shares at the time of acquisition. However, you will subsequently recognize ordinary income, as and when the Company’s repurchase right (or other substantial risk of forfeiture) lapses with respect to the shares, in an amount equal to the excess of (1) the fair market value of the shares on the date the Company’s repurchase rights or other substantial risk of forfeiture lapse over (2) the purchase price (if any) paid for the shares.

You may elect under Code Section 83(b) to recognize income at the time the unvested shares are issued to you (see discussion of Section 83(b) election below). If such election is made, you will not recognize any additional income with respect to your unvested shares until such shares are sold or otherwise transferred in a taxable transaction.

T22. What is the effect of making a Section 83(b) election?

If you are issued shares subject to the Company’s repurchase right or other substantial risk of forfeiture, you may elect under Code Section 83(b) to include as ordinary income in the year of issuance an amount equal to the excess of (1) the fair market value of the issued shares on the issue date over (2) the purchase price (if any) paid for the shares. The fair market value of the issued shares will be determined as if the shares were not subject to the Company’s repurchase right or other substantial risk of forfeiture. If you make the Section 83(b) election, you will not recognize any additional income when the Company’s repurchase right or other substantial risk of forfeiture subsequently lapses with respect to the shares. On the other hand, if you subsequently forfeit the shares, you will not be entitled to deduct the amount previously paid in taxes.

The Section 83(b) election must be filed with the Internal Revenue Service within thirty days following the date the shares are issued, and any ordinary income resulting from such election will be subject to applicable tax withholding requirements.

T23. Will I recognize additional income when I sell shares acquired under the Plan?

Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their issuance. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value. (Please see Question T32 for the tax rates applicable to capital gain.)

The gain or loss will be long-term if the shares are held for more than one year prior to the sale. The capital gain holding period for vested shares will start on the date the shares are issued. The capital gain holding period for unvested shares issued under the Plan will start either (1) at the time the Company’s repurchase rights or other substantial risk of forfeiture lapse, if no Section 83(b) election is filed at the time of issuance, or (2) at the time of issuance if you file the Section 83(b) election within thirty days after the issue date.

T24. What are the federal tax consequences to the Company?

The Company will be entitled to an income tax deduction equal to the amount of ordinary income that you recognize in connection with the acquisition of common stock under the Plan. The deduction will normally be allowed for the taxable year in which such issuance occurs. However, in the absence of your Section 83(b) election, the deduction for share issuances subject to the Company’s repurchase right or other substantial risk of forfeiture will not be allowed until the taxable year of the Company which includes the last day of the calendar year in which you recognize ordinary income with respect to the issued shares.

RESTRICTED STOCK UNITS AND PERFORMANCE AWARDS

T25. Will my receipt of my restricted stock units or performance awards result in federal income tax liability to me?

No.

T26. Will the vesting of my restricted stock units or performance awards be a taxable event for U.S. federal income tax purposes?

No. You will not recognize any taxable income for federal income tax purposes when your restricted stock units or performance awards vest.

T27. Will the subsequent payout of my vested performance awards payable in cash, and the subsequent issuance of shares of common stock under my vested restricted stock units or performance awards payable in shares, be a taxable event for federal income tax purposes?

Yes. You will recognize ordinary income for U.S. federal income tax purposes when you are paid in cash for any vested performance awards that are payable in cash, and when the shares of common stock under your vested restricted stock units or performance awards payable in shares are actually issued to you, and the Company must withhold the requisite income taxes applicable to that income.

For restricted stock units or performance awards payable in shares, the amount of your taxable income will be equal to the selling price per share of common stock at the close of regular hours trading on the issue date times the number of shares issued to you on that date. Unless the Company collects from you the income taxes required to be withheld with respect to the shares to be issued to you, none of those shares will actually be issued.

T28. Will the vesting of my restricted stock units or performance awards be a taxable event for Social Security and Medicare tax purposes?

As your restricted stock units or performance awards vest, you will become immediately liable for the payment of the employee share of the FICA (Social Security and Medicare) taxes applicable to those awards. Accordingly, the Company must collect those taxes at the time of vesting, even though the cash will not be payable or shares issuable to you at that time. The FICA taxes will be based on the selling price per share of common stock at the close of regular hours trading on the vesting date of the shares. The Company must also collect the employee portion of the FICA taxes with respect to any phantom dividends at the time those phantom dividends vest hereunder.

Unless you deliver a separate check payable to the Company in the amount of the FICA taxes required to be withheld from you, the Company will withhold those taxes from your wages. However, if you are at the time an executive officer of the Company, then such withholding taxes must be collected from you through delivery of your separate check not later than the vesting date.

For the 2011 taxable year, Social Security taxes at the rate of 4.2% are imposed on the first $106,800 of your taxable wages for the year. The Social Security taxable wage base usually increases from year to year. Your Medicare tax rate is 1.45% and is imposed on all of your taxable wages for the year.

T29. How can the Company collect the withholding taxes with respect to the issuance of shares under my vested restricted stock units or performance awards payable in shares?

Until such time as the Company provides you with notice to the contrary, the Company will collect the federal, state and local income taxes required to be withheld with respect to the issuance of your vested shares through an automatic share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the shares with a fair market value (based on the selling price per share of common stock at the close of regular hours trading on the issue date) equal to the amount of those taxes (the “Share Withholding Method”). The dollar value of any shares so withheld will not exceed the amount necessary to satisfy the minimum statutory withholding rates for federal and state income tax purposes which are applicable to supplemental taxable income.

Should any shares be distributed at a time when the Share Withholding Method is not available, then the federal, state and local income taxes required to be withheld with respect to those shares will be collected from you through either of the following alternatives:

- the delivery of your separate check payable to the Company or,

- the use of the proceeds from a next-day sale of the shares, provided and only if (i) such a sale is permissible under the Company’s trading policies governing the sale of common stock, (ii) you make an irrevocable commitment, on or before the issue date for those shares, to effect such sale of the shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

T30. Will I recognize additional income when I sell shares issued in satisfaction of my restricted stock units or performance awards payable in shares?

Yes. You will recognize a capital gain for U.S. federal income tax purposes to the extent the amount realized upon the sale of the shares exceeds their fair market value at the time you recognized ordinary income with respect to their issuance. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value. (Please see Question T32 for the tax rates applicable to capital gain.)

The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale. The capital gain holding period for the shares will be measured from the date of their issuance.

T31. What are the federal tax consequences to the Company?

The Company will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the payment of cash or issuance of the shares under your vested restricted stock units or performance awards. The deduction will normally be allowed for the taxable year in which such payment or issuance occurs.

FEDERAL TAX RATES

T32. What are the applicable federal tax rates?

Regular Tax Rates. The maximum federal tax rate on ordinary income in excess of $379,150 ($189,575 for a married taxpayer filing a separate return) is 35% for the 2011 calendar year. The applicable $379,150 or $189,575 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2011.

Capital Gain Tax Rates. Short-term capital gains are subject to the same tax rates as ordinary income. Long-term capital gains recognized in calendar year 2011 or in any subsequent taxable year prior to the first taxable year beginning after December 31, 2011 will be subject to a maximum federal tax rate of 15% (or 0% for taxpayers whose tax rate on ordinary income for the year is at the 10% or 15% level).

Long-term capital gains recognized in taxable years beginning after December 31, 2012 will be subject to a maximum federal tax rate of 20%.

ALTERNATIVE MINIMUM TAX

T33. What is the alternative minimum tax?

The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year. The first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%. However, the portion of your alternative minimum taxable income attributable to (i) any capital gain recognized upon the sale or disposition of capital assets held for more than one (1) year or (ii) certain qualified dividend income will be subject to a reduced alternative minimum tax rate of 15% (5% for individuals whose tax rate on ordinary income for the year is at the 10% or 15% level). The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular federal income tax for the year (computed without regard to certain credits and special taxes).

T34. What is the allowable exemption amount?

The allowable exemption amount for the 2011 taxable year is $74,450 for a married taxpayer filing a joint return, $48,450 for an unmarried taxpayer and $37,225 for a married taxpayer filing a separate return. The allowable exemption amount is, however, to be reduced by $0.25 for each $1.00 by which the individual’s alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

T35. How is the alternative minimum taxable income calculated?

Your alternative minimum taxable income is based upon your regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and (ii) disallow or limit certain deductions otherwise allowable for regular tax purposes.

T36. Is the spread on an incentive stock option at the time of exercise normally includible in alternative minimum taxable income?

Yes. The spread on the shares purchased under an incentive stock option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) is normally included in the optionee’s alternative minimum taxable income at the time of exercise.

However, if the purchased shares are sold in the same taxable year in which they are acquired, and such sale is to an unrelated party in which a loss (if otherwise incurred) would be recognized for tax purposes, then the amount includible in your alternative minimum taxable income will in no event exceed the amount realized upon such sale less the option exercise price paid for those shares.

T37. How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?

If alternative minimum taxes are paid for one or more taxable years, a portion of those taxes (subject to certain adjustments and reductions) will be applied as a partial credit against your regular tax liability (but not alternative minimum tax liability) for subsequent taxable years. Upon the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, your basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the option spread previously included in your alternative minimum taxable income.

ADDITIONAL INFORMATION

The following documents filed by Koppers Holdings with the SEC (File No. 001-32737) are incorporated by reference in the prospectus:

(1)	Koppers Holdings’ latest Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act;

(2)	All other reports filed by Koppers Holdings pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

(3)	The description of Koppers Holdings’ common stock contained in the Registration Statement on Form 8-A, filed on January 27, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed by Koppers Holdings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of the Annual Report on Form 10-K referred to in paragraph (1) above and prior to the termination of the offering of common stock under the Plan shall be deemed to be incorporated by reference in the prospectus and to be a part thereof from the date of filing of such documents, except that the information included in any document in response to paragraphs (i), (k) or (l) of Item 402 of SEC Regulation S-K is not incorporated by reference.

Upon written or oral request, Koppers Holdings will furnish without charge to any holder of an outstanding award under the Plan a copy of any or all of the information incorporated by reference in the prospectus (not including exhibits to documents incorporated by reference unless the exhibits are specifically incorporated by reference into the information included in such documents). The documents incorporated by reference are also available electronically at the SEC’s Internet site at http://www.sec.gov.

A copy of Koppers Holdings’ most recent annual report to shareholders will be delivered with this document to any holder of an outstanding award under the Plan who has not already received the annual report. Upon written or oral request, Koppers Holdings will furnish an additional copy of the annual report without charge to any such holder who received the annual report in advance of this document. Holders of outstanding awards who do not otherwise receive this material as shareholders will receive copies of all reports, proxy statements and other communications distributed to Koppers Holdings’ shareholders generally, at the time such material is sent to shareholders.

This document may be updated in the future by furnishing to holders of outstanding awards under the Plans an appendix, supplement, memorandum or replacement page containing updated information. New prospectuses will not be delivered except upon request. Accordingly, this document, together with any updating information that is distributed from time to time, should be retained for future use. A copy of this document and any updating information will be furnished without charge to any such holder upon written or oral request.

Requests for documents referred to in the three preceding paragraphs should be directed to Koppers Holdings, 436 Seventh Avenue, Pittsburgh, PA 15219, Attention: Secretary (telephone: 412-227-2001).